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                                                                   EXHIBIT 10.82

                                FIRST AMENDMENT
                                       TO
                         1997 CRESCENT OPERATING, INC.
                        MANAGEMENT STOCK INCENTIVE PLAN


                                   ARTICLE I
                                PLAN AMENDMENTS

     1.1. Name. This amendment will be known as the "First Amendment to 1997 Crescent Operating, Inc. Management Stock Incentive Plan," and shall be referred to herein as the "Amendment." Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the 1997 Crescent Operating, Inc. Management Stock Incentive Plan.

     1.2. Purpose. The purpose of the Amendment is to alter certain provisions of the Plan governing the delivery and possession of certificates representing Restricted Stock, thereby allowing Participants to take possession of and hold such certificates prior to the lapse of any applicable restriction periods, if permitted by the Board or the Committee, in their discretion, under the terms of the Restricted Stock Agreement between the Participant and the Company.

     1.3. Effective Date. The Amendment will become effective on July 1, 1999.

     1.4. Amendments to Section 6.1 of the Plan. Sections 6.1(e), (f) and g) of the Plan are amended and restated in their entireties as follows:

          "(e) Stock certificates issued with respect to awards of Restricted Stock made under the Plan shall be registered in the name of the Participant. Each such certificate shall bear the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE, RESTRICTIONS ON TRANSFER AND CERTAIN OTHER TERMS AND CONDITIONS SET FORTH IN THE 1997 CRESCENT OPERATING, INC. MANAGEMENT STOCK INCENTIVE PLAN, AS AMENDED FROM TIME TO TIME, AND THE AGREEMENT BETWEEN THE REGISTERED OWNER OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND CRESCENT OPERATING, INC. ENTERED INTO PURSUANT TO SUCH PLAN."

          (f) Upon the lapse of a restriction period as determined pursuant to subparagraph (a), the Company, pursuant to the instruction of the Participant or his or her legal representative, shall issue a certificate for such shares which does not bear the legend set forth in subparagraph
     (e).


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          (g) Any other securities or assets (other than ordinary cash dividends) which are received by a Participant with respect to Restricted Stock awarded to him, which is still subject to restrictions provided for in subparagraph (a), will be subject to the same restrictions."

     1.5. Amendment to Section 6.2 of the Plan. Section 6.2 of the Plan is amended and restated in its entirety as follows:

          "62 Individual Agreements. Each Participant receiving an Award of Restricted Stock under this Article will be required to enter into a written Restricted Stock Agreement with the Company. In such Restricted Stock Agreement, the Participant will agree to be bound by the terms and conditions of the Plan and such other matters as the Board or the Committee deems appropriate; without limiting the foregoing, the Board or the Committee may require a Participant to deliver to the Company all stock certificates issued with respect to awards of Restricted Stock to such Participant, together with a stock power endorsed in blank, and may also require that all securities and assets (other than ordinary cash dividends) received by such a Participant with respect to Restricted Stock awarded him likewise be delivered to the Company, to be held by the Company until such time or times as the restrictions with respect to such Restricted Stock shall lapse."


                                   ARTICLE II

                                  MISCELLANEOUS

     2.1. Authority for Amendment. The Amendment is being adopted by the Committee, pursuant to its authorization under Section 8.1 of the Plan, by unanimous consent of its members as of the date reflected in Section 1.3 of the Amendment.

     2.2. Amendment Supersedes. Except as specifically modified and amended hereby, the Plan remains in full force and effect, and shall operate in accordance with its provisions without any other modification, except that if any conflict should arise between any provisions of the Amendment and the Plan, the provisions hereof shall supersede any such conflicting provisions of the Plan, but only to the extent of such conflict, and all the provisions of the Plan are hereby modified as necessary so as to be consistent with the provisions of the Amendment.

     2.3. Amendment Binding on Successors. The Amendment will be binding upon the successors and assigns of the Company and any of its Subsidiaries that adopt the Plan.

     2.4. Number and Gender. Whenever used herein, nouns in the singular will include the plural where appropriate, and the masculine pronoun will include the feminine gender.

     2.5. Headings. Headings of articles and sections hereof are inserted for convenience of reference and constitute no part of the Amendment.